Exhibit 99.1

FOR IMMEDIATE RELEASE

Bsquare Announces First Quarter 2022 Financial Results

Revenue increases quarter over quarter; Company initiates device maker marketing

Seattle, WA – May 12, 2022 – Bsquare Corporation (NASDAQ: BSQR) today announced financial results for the first quarter of 2022. Total revenue was $9.7 million, an improvement of $0.7 million or 7% compared to the fourth quarter of 2021. Gross profit increased $0.2 million quarter-over-quarter. Loss from operations was $0.9 million, in-line with the fourth quarter operating loss. Cash decreased $0.6 million from December 31, 2021.

“We’re pleased with the financial results of the quarter. We saw an improvement in revenue and continued to carefully manage our expenses, and cash,” said Ralph C. Derrickson, President and CEO of Bsquare.

Adds Derrickson: “We initiated marketing efforts in the first quarter that seek to position Bsquare as an emerging thought-leader and solutions expert for connected device makers. Our plans assume that these investments will begin to bear fruit in the second half of 2022.”

First Quarter 2022 Results Compared to Fourth Quarter 2021

•	Revenue for the quarter was $9.7 million, an increase of $0.7 million or 7%. Partner Solutions revenue increased $1.0 million while Edge to Cloud revenue decreased $0.3 million.

•	Partner Solutions gross profit increased $0.4 million driven by both the increase in revenue and a large, high-margin sale. Edge to Cloud gross profit decreased, primarily driven by lower revenue, partially offset by a slight improvement in cost of revenue.

•	Total operating expenses for the quarter were $2.4 million, an increase of $0.2 million, driven by an increase in marketing expense.

•	Loss from operations for the quarter was $0.9 million, in-line with the fourth quarter of 2021. Net loss for the quarter was $0.9 million, or $0.05 per diluted share, compared to a net loss of $0.8 million, or $0.04 per diluted share, in the fourth quarter of 2021.

•	Cash, cash equivalents and restricted cash totaled $39.4 million on March 31, 2022, a decrease of $0.6 million compared to December 31, 2021. Cash use was driven by operations.

Details as follows (unaudited, in thousands except percentages and per share amounts):

	Three Months Ended
	March 31, 2022	December 31, 2021	Quarter-over-Quarter Change	March 31, 2021	Year-over-Year Change
Revenue:
Partner Solutions	$9,132	$8,123	$1,009	$8,795	$337
Edge to Cloud	600	955	(355)	1,177	(577)
Total revenue	9,732	9,078	654	9,972	(240)
Total gross profit	$1,484	$1,302	$182	$1,593	$(109)
Gross margin (1):
Partner Solutions	17%	14%	3.0	15%	2.0
Edge to Cloud	-16%	14%	(30.0)	22%	(38.0)
Total gross margin	15%	14%	1.0	16%	(1.0)
Total operating expenses	$2,404	$2,157	$247	$2,444	$(40)
Net loss	(888)	(778)	(110)	(860)	(28)
Per basic and diluted share	(0.05)	(0.04)	(0.01)	(0.07)	0.02
Cash, cash equivalents and restricted cash	$39,441	$40,086	$(645)	$10,365	$29,076

Notes:

(1)	Quarter-over-quarter change and year-over-year change represent percentage point change.

First Quarter 2022 Results Compared to First Quarter 2021

•	Partner Solutions revenue increased $0.3 million or 4% for the comparative period.

•	Edge to Cloud revenue decreased compared to the first quarter of 2021, driven by continued purchasing delays from one of our large customers.

•	Total operating expenses for the quarter were $2.4 million, flat compared to the first quarter of 2021.

•	Loss from operations for the quarter was $0.9 million, in-line with the first quarter of 2021. Net loss for the quarter was $0.9 million, or $0.05 per diluted share, compared to a net loss of $0.9 million, or $0.07 per diluted share, in the first quarter of 2021.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

Conference Call

Management will host a conference call today, May 12, 2022 at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call dial 1-888-256-1007 or 1-856-344-9299 for international callers, and reference "Bsquare Corporation First Quarter 2022 Earnings Conference Call."

A replay will be available for two weeks following the call by dialing 1-844-512-2921, or 1-412-317-6671 for international callers; reference pin number 8747761. A live and replay webcast of the call will be available at www.bsquare.com in the investor relations section.

About Bsquare Corporation

Bsquare helps companies build connected products that participate intelligently in their own security, deployment, operation, and management, allowing our customers to realize the full potential of a connected world. We have extensive experience designing with Windows, Linux, Android, and other embedded operating systems and now operate IoT networks ranging in size from 50,000 to more than 1 million devices for our customers. Our technology is powering devices that help people be productive, enhance quality of life, and preserve the resources of our planet. Bsquare serves a global customer base from offices in Seattle, WA, and the United Kingdom. For more information, visit www.bsquare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "expect," "continue," "believe," "plan," "strategy," "future," "may," "should," "will," and similar references to future periods. Examples of forward-looking statements include, among others, express or implied statements we make regarding the stability of our business, expected improvements to our IoT and software offerings, expected operating results in future periods, such as anticipated revenue, gross margins, profitability, cash and investments, and regarding strategies for customer retention, growth, new product and service developments, and market position. Forward-looking statements are neither historical facts nor assurances about future performance. Instead, they are based on current beliefs, expectations and assumptions about the future of our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to execute our development initiatives and sales and marketing strategies; the extent to which we are successful in gaining new long-term customers and retaining existing ones; whether we are able to maintain our favorable relationship with Microsoft as a systems integrator and distributor; our success in leveraging strategic partnering initiatives with companies such as Microsoft, AWS and Intel; the ongoing impact of COVID-19 on our business and on our customers and vendors; and such other risk factors as discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Bsquare and Investor Contact:
Christopher Wheaton
Bsquare Corporation, Chief Financial and Operating Officer
+1 425.519.5900
investorrelations@bsquare.com

Bsquare and the Bsquare Logo are trademarks of Bsquare Corporation in the U.S. and other countries. Other names and brands herein may be trademarks of others.

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$39,221	$39,529
Restricted cash	220	557
Accounts receivable, net of allowance for doubtful accounts of $50 at March 31, 2022 and December 31, 2021	4,790	4,914
Contract assets	17	46
Prepaid expenses and other current assets	818	364
Total current assets	45,066	45,410
Property and equipment, net of accumulated depreciation	776	726
Right-of-use lease assets, net	1,522	1,598
Other non-current assets	24	24
Total assets	$47,388	$47,758
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Third-party software fees payable	$4,976	$4,628
Accounts payable	608	426
Accrued compensation	574	502
Other accrued expenses	179	219
Deferred revenue	1,017	944
Operating lease	358	357
Total current liabilities	7,712	7,076
Deferred revenue, long-term	147	194
Operating lease, long-term	1,286	1,363

Shareholders' equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized: 20,445,880 and 20,374,406 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	172,400	172,397
Accumulated other comprehensive loss	(1,021)	(1,024)
Accumulated deficit	(133,136)	(132,248)
Total shareholders' equity	38,243	39,125
Total liabilities and shareholders' equity	$47,388	$47,758

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Partner Solutions	$9,132	$8,795
Edge to Cloud	600	1,177
Total revenue	9,732	9,972
Cost of revenue:
Partner Solutions	7,552	7,459
Edge to Cloud	696	920
Total cost of revenue	8,248	8,379
Gross profit	1,484	1,593
Operating expenses:
Selling, general and administrative	2,143	2,276
Research and development	261	168
Total operating expenses	2,404	2,444
Loss from operations	(920)	(851)
Other income (loss), net	32	(9)
Loss before income taxes	(888)	(860)
Income taxes	—	—
Net loss	$(888)	$(860)
Basic and diluted loss per share	$(0.05)	$(0.07)
Shares used in per share calculations:
Basic and diluted	16,665	13,186

1415 Western Avenue, Suite 700, Seattle, Washington 98101 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999